SCHEDULE A
    To the Trust Instrument of The Victory Portfolios dated December 6, 1995,
                    Amended and Restated as of March 27, 2000

FUND                                                        CLASSES
----                                                        -------
1.       Balanced Fund                                      Classes A, C and R
2.       Convertible Fund                                   Classe A
3.       Core Bond Fund                                     Class A
4.       Diversified Stock Fund                             Classes A, C and R
5.       Equity Income Fund                                 Class A
6.       Established Value Fund                             Classes A, C and R
7.       Federal Money Market Fund                          Investor and Select
8.       Financial Reserves Fund                            Class A
9.       Focused Growth Fund                                Classes A, C and R
10.      Fund for Income                                    Classes A, C and R
11.      Gradison Government Reserves Fund                  Trust and Select
12.      Institutional Money Market Fund                    Investor and Select
13.      Maine Municipal Bond Fund (Intermediate)           Class A
14.      Maine Municipal Bond Fund (Short-Intermediate)     Class A
15.      Michigan Municipal Bond Fund                       Classes A and C
16.      National Municipal Bond Fund                       Class A
17.      National Municipal Bond Fund (Long)                Class A
18.      National Municipal Bond Fund (Short-Intermediate)  Class A
19.      Ohio Municipal Bond Fund                           Class A
20.      Ohio Municipal Money Market Fund                   Class A
21.      Prime Obligations Fund                             Class A
22.      Small Company Opportunity Fund                     Classes A and R
23.      Special Value Fund                                 Classes A, C and R
24.      Stock Index Fund                                   Classes A and R
25.      Tax-Free Money Market Fund                         Class A
26.      Value Fund                                         Classes A, C and R

Current as of December 14, 2005.